                                                                   EXHIBIT 10.28

                             SOUTHWEST AIRLINES CO.

                       2002 CUSTOMER SERVICE/RESERVATIONS
                         NON-QUALIFIED STOCK OPTION PLAN

         SOUTHWEST AIRLINES CO., a Texas corporation (the "Company"), hereby formulates and adopts the following 2002 Customer Service/Reservations Non-Qualified Stock Option Plan.

         1. PURPOSE. This Plan is adopted in support of the Collective Bargaining Agreement between the Company and the International Association of Machinists and Aerospace Workers, AFL-CIO, representing the class and craft of employees recognized by the Railway Labor Act as being Customer Service employees of the Company ("IAM"). The Company anticipates an extension of the current Agreement in a revised agreement (the "Agreement) pursuant to negotiations currently underway.

         2. ADMINISTRATION. This Plan shall be administered by an Administrative Committee (the "Committee") consisting of not more than five (5) persons designated from time to time by the Chief Executive Officer of the Company. Members of the Committee may be removed or replaced at any time by the Chief Executive Officer of the Company. The Administrative Committee shall select one of its members as Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings, the transaction of its business and the administration of this Plan. A majority of the whole Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee; any decision or determination reduced to writing and signed by a majority of the members of the Administrative Committee shall be fully as effective as if made by a majority vote at a meeting duly called and held.

         3. GRANT OF OPTIONS; PERSONS ELIGIBLE.

                  (a) Persons Eligible. The Stock Option Committee of the Board of Directors of the Company, or such other committee as may be appointed by the Board, shall have the authority and responsibility, within the limitations of this Plan, to grant options from time to time to persons employed as Customer Service Agents or Reservation Sales Agents by the Company pursuant to the Agreement, or at the option of the Company, as Supervisory Employees in the Ground Operations or Reservations Depts., and as set forth in the schedule to be attached as Exhibit A and made a part hereof. Only persons who are employed as Customer Service Agents or Reservation Sales Agents of the Company, or at the option


================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 1
of the Company, as Supervisory Employees in the Ground Operations or Reservations Depts. on the date of the grant may be granted options under this Plan; under no circumstances shall officers of the Company be eligible to receive options hereunder.

         (b) Grant Price. Options shall be granted at an exercise price equal to the fair market value of the Common Stock of the Company on the date of the grant of the option with initial grants on the date of ratification of the Agreement.

         (c) Southwest Airlines Employees Joining the IAM. Southwest Airlines Employees who enter the work force subject to the Agreement without a break in company service and who are participants in another stock option plan (an "existing plan") will retain any vested and unexercised options granted with such existing plan. The Employee must choose to either retain unvested stock option grants established in accordance with such existing plan (if permitted by such other plan), or will receive grants in accordance with this Plan, whichever is chosen by the Employee involved, but the Employee shall not hold grants under both plans simultaneously (other than vested and unexercised options in such existing plan). The Employee must make the election prior to the scheduled grant date for options under this Plan. If the Employee does not make a timely election, options previously granted will remain in effect, and no grant will be made under this Plan. Exercise of options will be done in accordance with the Plan under which they were awarded. At such time as the Employee no longer holds any vested or unvested options under the other existing plan, the Employee will receive an initial grant under this Plan on the next scheduled grant date. Employees who enter the IAM work force prior to the initial grant date of options under this Plan must make the election within 60 days of the date of ratification of the Agreement.

         (d) Transferring to Another Work Group. If an Optionee transfers to another work group (other than a supervisory, management, or union position related to the functions covered by this Agreement), any unvested portion of any option granted in accordance with this Plan, shall automatically and without notice terminate and become null and void as of the first day such Optionee is on the payroll for such position. Any vested and unexercised portion of any such option shall remain exercisable under this Plan.

         4. DEFINITIONS. An Employee receiving any option under this Plan is referred to herein as an "Optionee." Any reference herein to the employment of an Optionee with the Company shall include only employment with the Company. The fair market

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 2
value of the Common Stock on any day shall be the mean between the highest and lowest quoted selling prices of the Common Stock on such day as reported by the primary national stock exchange on which such stock is listed. If no sale shall have been made on that day, or if the Common Stock is not listed on a national exchange at that time, fair market value will be determined by the Committee. If the date of grant is not a business day, the grant price will be calculated using the immediately preceding business day.

         5. STOCK SUBJECT TO OPTIONS. Subject to the provisions of paragraph 12, the number of shares of the Company's Common Stock subject at any one time to options, plus the number of such shares then outstanding pursuant to exercises of options, granted under this Plan, shall not exceed 22,000,000 shares. If, and to the extent the options granted under this Plan terminate or expire without having been exercised, new options may be granted with respect to the shares covered by such terminated or expired options; provided that the granting and terms of such new options shall in all respects comply with the provisions of this Plan.

         Shares sold or distributed upon the exercise of any option granted under this Plan may be shares of the Company's authorized and unissued Common Stock, shares of the Company's issued Common Stock held in the Company's treasury, or both.

         There shall be reserved at all times for sale or distribution under this Plan a number of shares of Common Stock (either authorized and unissued shares or shares held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased or distributed upon the exercise of options granted under this Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of shares of Common Stock which may thereafter be available, both for purposes of this Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

         6. EXPIRATION AND TERMINATION OF THE PLAN. This Plan will expire on the earlier of (a) April 30, 2009 except as to any options then outstanding under this Plan, which shall remain in effect until they have been exercised or expired or (b) such earlier date as may be agreed upon in the Agreement.

         No modification, extension, renewal or other change in any option granted under this Plan shall be made after the grant of such option unless the same is consistent with the provisions of this Plan.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 3

         7. EXERCISABILITY AND DURATION OF OPTIONS.

         (a) Exercisability. Options granted under this Plan shall become exercisable pursuant to the vesting schedule and requirements set forth in Exhibit A to be attached hereto.

         (b) Duration. The unexercised portion of any option granted under this Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (1) November 1, 2012;

                  (2) The expiration of three months from the date of termination of the Optionee's employment with the Company (unless such termination was as a result of the circumstances set forth in subparagraph (3) below); provided that if the Optionee shall die during such 3-month period the provisions of subparagraph (3) below shall apply;

                  (3) The expiration of 12 months from the Optionee's death, if the Optionee's death occurs either during his employment with the Company or during the three-month period following the date of termination of such employment; or

                  (4) Such other date as may be set forth in Exhibit A to be set forth hereto.

                  In the case of subparagraphs (2) and (3) above, the Optionee shall have the right to exercise any Option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

         8. EXERCISE OF OPTIONS.

         (a) Procedure. The option granted herein shall be exercised by the Optionee (or by the person who acquires such options by will or the laws of descent and distribution or otherwise by reason of the death of the Optionee) as to all or part of the shares covered by the option by giving notice of the exercise thereof (the "Notice") to the Company. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option.


================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 4

         (b) Payment. In the Notice, the Optionee shall elect whether he or she is to pay for his or her shares in cash or in Common Stock of the Company, or both. If payment is to be made in cash, the Optionee shall deliver to the Company funds in the amount of the exercise price on or before the exercise date. If payment is to be made in Common Stock, (a) it shall be valued at its fair market value on the date of such notice, as determined pursuant to Paragraph 4 hereof; (b) such Common Stock must have been owned by the Optionee for at least six months prior to the exercise date; and (c) the Notice shall be accompanied by documentation as proof of ownership for the number of shares of Common Stock to be used as payment.

         (c) Irrevocable Election. The giving of such notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice on the date specified in the notice.

         (d) Withholding Taxes. To the extent that the exercise of any Option granted pursuant to this Plan or the disposition of shares of Common Stock acquired by exercise of an Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall deliver to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Optionee fails to do so, the Company is authorized to
(a) withhold delivery of certificates upon exercise and (b) withhold from remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income.

         (e) Delivery of Shares. The Company shall cause shares to be delivered to the Optionee (or the person exercising the Optionee's options in the event of death) as soon as practicable after the exercise date.

         9. NONTRANSFERABILITY OF OPTIONS. No option granted under this Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, only the Optionee (or his or her guardian or legal representative) may exercise his or her options.

         In the event of the Optionee's death during his or her employment with the Company, or during the three-month period following the date of termination of such employment, the Optionee's options shall thereafter be exercisable by his or her executor or administrator, or by the person who acquires such options by will or the laws of descent and distribution or otherwise by reason of the death of the Optionee.

         10. RIGHTS OF OPTIONEE. Neither the Optionee nor his or her executors, administrators, or legal representatives shall have any of the rights of a Shareholder of the Company with respect to the shares subject to an option granted under this Plan until certificates for such shares shall have been issued upon the exercise of such option.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 5

         11. RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or in any option granted under this Plan shall confer upon any Optionee the right to continue in the employment of the Company or affect the right of the Company or any of its subsidiaries to terminate the Optionee's employment at any time; subject, however, to the provisions of the Agreement.

         12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         (a) The existence of the Plan and the options granted hereunder shall not affect in any way the right or power of the Board of Directors or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased; likewise, the number of shares to be granted pursuant to the schedule to be set forth in Exhibit A shall be appropriately adjusted. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

         (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which such option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Optionee had been the holder of record of the number of shares of Common

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 6

Stock as to which such option is then exercisable. If the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options for Options then outstanding hereunder (i) the time at which such Options may be exercised shall be accelerated and such Options shall become exercisable in full on or before a date fixed by the Company prior to the effective date of such merger or consolidation or such dissolution or liquidation, and (ii) upon such effective date Options shall expire.

         (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or to be granted or the purchase price per share.

         13. PURCHASE FOR INVESTMENT AND LEGALITY. The Optionee, by acceptance of any option granted under this Plan, shall represent and warrant to the Company that the purchase or receipt of shares of Common Stock upon the exercise thereof shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933 or is, without such representation and warranty, exempt from registration under such Act. The Company shall file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the shares to be offered pursuant to the Plan and will use its best efforts to maintain such registration at all times necessary to permit holders of options to exercise them.

         The obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

         The Company may endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of any option granted under this Plan.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 7

         14. EFFECTIVE DATE OF PLAN; AMENDMENTS. This Plan shall become effective upon its adoption by the Board of Directors of the Company; provided, however, if a tentative agreement for the Agreement has not been reached between the Company and the IAM on or before December 30, 2002, at the option of the Company, this Plan shall be null and void and provided, further, if the Agreement is not ratified by IAM on or before January 31, 2003, this Plan shall be null and void in any event. Prior to a Tentative Agreement described in the preceding sentence, this Plan may be amended by the Board of Directors of the Company.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 8

                                    EXHIBIT A

INITIAL STOCK OPTION GRANTS AND VESTING

         On the date of ratification of Collective Bargaining Agreement (the "Agreement") between the Company and the International Association of Machinists and Aerospace Workers, AFL-CIO, representing the class and craft of Employees recognized by the Railway Labor Act as being Customer Service Employees of the Company ("IAM"), options will be granted to persons employed as Customer Service Agents and Reservation Sales Agents by the Company according to the following schedule, and vesting as shown below.

                    Shares        Shares         Shares        Shares          Shares          Shares
Seniority           Vesting       Vesting        Vesting       Vesting         Vesting         Vesting
 11/1/02              DOR         11/1/03        11/1/04       11/1/05         11/1/06         11/1/07        Total
---------           -------       -------        -------       -------         -------         -------        -----
1st Year*           175           200            225           175             350             400            1,525
Step 1              200           225            250           200             400             450            1,725
Step 2              225           250            275           225             450             500            1,925
Step 3              250           275            300           250             500             550            2,125
Step 4              275           300            325           275             550             600            2,325
Step 5              300           325            350           300             600             650            2,525
Step 6              325           350            375           325             650             700            2,725
Step 7              350           375            400           350             700             700            2,875
Step 8              375           400            450           375             700             700            3,000
Step 9              400           450            500           400             700             700            3,150
Step 10             450           500            500           450             700             700            3,300
Step 11-14          500           500            500           500             700+            700+           3,400+

* Granted upon completion of probation.

+ Add 10 shares for every year of service completed above 11 years as of the vesting date. Example: An Employee who has completed 20 years of service as of 11/1/06 would receive a total grant of 3,590 shares, with 790 shares vesting 11/1/06 and 800 shares vesting on 11/1/07.



================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                  Page 9

SUBSEQUENT GRANTS

         Options will be granted to persons employed by the Company after November 1, 2002 who are covered by the Agreement. Grants will be made upon completion of probation, at the then applicable Fair Market Value. Options will vest annually as follows:


                              Vesting        Vesting         Vesting         Vesting       Vesting
Hire Date                     11/1/03        11/1/04         11/1/05         11/1/06       11/1/07         Total
---------                     -------        -------         -------         -------       -------         -----
11/1/02 - 10/31/03            175            200             175             300           350             1,200
11/1/03 - 10/31/04                           175             175             250           300               900
11/1/04 - 10/31/05                                           175             200           250               625
11/1/05 - 10/31/06**                                                         200           200               400
11/1/06 - 10/31/07**                                                                       200***            200
11/1/07 - 10/31/08**                                                                       175***            175

** Grants scheduled to be made on and after 11/1/06 will not be granted if IAM makes the contract amendable as of 11/1/06.

***Grants made after 11/1/07 will vest immediately upon the grant.

VESTING REQUIREMENTS

Options will vest on the applicable vesting date under the following circumstances, and no other:

         For shares vesting on the Date of Ratification, the Optionee must be an Employee of the Company and on the IAM seniority list and either (a) on active status on the Date of Ratification or (b) on paid status for at least 1000 hours during the 12 months immediately preceding the Date of Ratification or, alternatively (c) the shares will vest upon the Employee's completion of 1,000 hours on paid status during the 12 month period immediately following the Date of Ratification.

         For shares vesting after the Date of Ratification, the Optionee must be an Employee of the Company and on the IAM seniority list as of the applicable vesting date, and have been on paid status for at least 1000 hours during the 12 months immediately preceding the vesting date, and the options shall vest on the applicable vesting date. Options for Employees of the Company who are on the IAM seniority list as of the applicable vesting date, but who were not on paid status for at least 1,000 hours during the 12 months immediately preceding the vesting date, will vest upon the Employee's completion of 1,000 hours on paid status during the 12 month period immediately following the vesting date. If such Optionee is not on paid status for 1,000 hours during such 12 month period, the options will be canceled.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                 Page 10

EARLY TERMINATION OF THE AGREEMENT

Notwithstanding any other term of this Plan, in the event the IAM exercises its option to make the Agreement amendable as of October 31, 2006, no options shall vest on or after October 31, 2006, in which case options vesting on November 1, 2006 and thereafter would be canceled.

================================================================================
2002 IAM NON-QUALIFIED STOCK OPTION PLAN                                 Page 11